INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Annual Report on Form 10-KSB of CSB Financial Group, Inc. for the year ending September 30, 1996 of our report dated October 18, 1996, which appears on Page 16 of the Annual Report to shareholders.


                                             /S/ McGLADREY & PULLEN, LLP



Champaign, Illinois
December 27, 1996